Exhibit 17

     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the Riggs Prime Money Market Fund (the "Fund"), a portfolio of Riggs Funds (the "Trust"), hereby appoint C. Grant Anderson, Amy M. Bredl, Maureen A. Ferguson, Ann M. Faust and William Haas or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on September 24, 2003, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m., and at any adjournment thereof. The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

     PROPOSAL: To approve or disapprove a proposed agreement and plan of reorganization pursuant to which Automated Cash Management Trust, a portfolio of Money Market Obligations Trust, would acquire all of the assets of Riggs Prime Money Market Fund in exchange for Institutional Service Shares of Automated Cash Management Trust to be distributed pro rata by Riggs Prime Money Market Fund to its shareholders, in complete liquidation and termination of Riggs Prime Money Market Fund.




   FOR                  [   ]

   AGAINST              [   ]

   ABSTAIN              [   ]




                             YOUR VOTE IS IMPORTANT

         Please complete, sign and return this card as soon as possible.



                                                Dated



                                                Signature




     Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


     KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the Riggs U.S. Treasury Money Market Fund (the "Fund"), a portfolio of Riggs Funds (the "Trust"), hereby appoint C. Grant Anderson, Amy M. Bredl, Maureen A. Ferguson, Ann M. Faust and William Haas or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on September 24, 2003, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m., and at any adjournment thereof.

     The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

     PROPOSAL: To approve or disapprove a proposed agreement and plan of reorganization pursuant to which Automated Government Money Trust, a portfolio of Money Market Obligations Trust, would acquire all of the assets of Riggs U.S. Treasury Money Market Fund in exchange for Shares of Automated Government Money Trust to be distributed pro rata by Riggs U.S. Treasury Money Market Fund to its shareholders, in complete liquidation and termination of Riggs U.S. Treasury Money Market Fund.




   FOR                  [   ]

   AGAINST              [   ]

   ABSTAIN              [   ]




                                       YOUR VOTE IS IMPORTANT

     Please complete, sign and return this card as soon as possible.



                                                Dated



                                                Signature




     Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.